UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2017 (August 4, 2017)

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

WYOMING	000-55364	36-4787690
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

(Exact name of registrant as specified in charter)

642 Newtown Yardley Road Suite 100

Newtown, Pennsylvania, 18940

(Address of principal executive offices) (Zip Code)

Suite 400, 41 University Drive

Newtown, Pennsylvania, 18940

(Former name, former address and former fiscal year, if changed since last report)

Registrant’s telephone number, including area code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a12)
☐	Precommencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐	Precommencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                   Appointment of Dane Andreeff as Director

On August 4, 2017, the board of directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”) appointed Dane Andreeff to the Board.

Mr. Andreeff, age 51, is the general partner and portfolio manager of Maple Leaf Partners, LP, a long/short value hedge fund, a position he has held since 1996.  Mr. Andreeff also serves as a member of the board of directors of TraceSecurity, LLC, HDL Therapeutics, Inc. and Myocardial Solutions, Ltd.  Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991. Our Board believes that Mr. Andreeff’s extensive experience in the investment industry and capital markets will make him a valuable member of the Board.

There are no arrangements or understandings between Mr. Andreeff and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Andreeff and any of the Company’s other directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: August 9, 2017	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer

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